Exhibit (c) (iii) under Form N-1A
                                        Exhibit 3 (ii) under Item 601/Reg. S-K


                             HUNTINGTON VA FUNDS

                          CERTIFICATE OF DESIGNATION
                                      of
                               SERIES OF SHARES


Certificate of Designation

      The undersigned certifies that, pursuant to authority conferred by
Section 5.11 of the Declaration of Trust, the Trustees of the Trust have authorized the creation of separate series ("Series") of Shares of beneficial interest of the Trust, as follows:

      (1) The shares of beneficial interest of the Trust have been divided into one or more separate series designated as follows:

            Huntington VA Dividend Capture Fund,
            Huntington VA Growth Fund
            Huntington VA Income Equity Fund
            Huntington VA Mid Corp America Fund
            Huntington VA New Economy Fund
            Huntington VA Rotating Markets Fund

      The only change being made is to change the name of the Huntington VA Rotating Index Fund to Huntington VA Rotating Markets Fund, effective May 1, 2003.


      IN WITNESS WHEREOF, the Secretary has executed this Certificate of Designation as of April 17, 2003.



                                    /s/ Victor R. Siclari
                                    Victor R. Siclari
                                    Secretary